FLORIDA DEPARTMENT OF STATE
Division of Corporations

December 15, 2006

RICHARD SPICE WHEELER, ESQ.
2265 LEE ROAD
SUITE 117
WINTER PARK, FL 32789

The Articles of Incorporation for MARKHAM WOODS PRESS PUBLISHING CO., INC. were filed on December 15, 2006 and assigned document number P06000153970. Please refer to this number whenever corresponding with this office regarding the above corporation. The certification you requested is enclosed.

PLEASE NOTE: Compliance with the following procedures is essential to maintaining your corporate status. Failure to do so may result in dissolution of your corporation.

A corporation annual report must be filed with this office between January 1 and May 1 of each year beginning with the calendar year following the year of the filing/effective date noted above and each year thereafter. Failure to file the annual report on time may result in administrative dissolution of your corporation.

A federal employer identification (FEI) number must be shown on the annual report form prior to its filing with this office. Contact the Internal Revenue Service to insure that you receive the FEI number in time to file the annual report. To obtain a FEI number, contact the IRS at 1-800-829-3676 and request form SS-4 or by going to their website at www.irs.ustreas.gov.

Should your corporate mailing address change, you must notify this office in writing, to insure important mailings such as the annual report notices reach you.

Should you have any questions regarding corporations, please contact this office at the address given below.

Loria Poole, Document Specialist
New Filing Section

Letter Number: 806A00071365

P.O. BOX 6327 -Tallahassee, Florida 32314

State of Florida

Department of State

I certify from the records of this office that MARKHAM WOODS PRESS PUBLISHING CO., INC. is a corporation organized under the laws of the State of Florida, filed on December 15, 2006.

The document number of this corporation is P06000153970.

I further certify that said corporation has paid all fees due this office through December 31, 2006, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Fifteenth day of December, 2006

Sue M. Cobb

Sue M. Cobb
Secretary of State

CR2EO22 (01-06)

ARTICLES OF INCORPORATION
OF
MARKHAM WOODS PRESS PUBLISHING CO., INC.

ARTICLE I
NAME

The name of this corporation is MARKHAM WOODS PRESS PUBLISHING CO., INC. (hereinafter referred to as the "Corporation").

ARTICLE II
DURATION

The Corporation shall have perpetual existence commencing on the date of filing these Articles with the Department of State.

ARTICLE III
PURPOSE

The Corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under Chapter 607, Florida Statutes, as it now exists or may hereafter be amended.

ARTICLE IV
CAPITAL STOCK

The Corporation is authorized to issue One Thousand (1,000) shares of common stock having a par value of $0.01 each, which shall be designated as "Common Shares."

ARTICLE V
PRINCIPAL PLACE OF BUSINESS; INITIAL REGISTERED OFFICE AND AGENT

The street address of the principal place of business of the Corporation is 2265 Lee Road, Suite 117 Winter Park, FL 32789. The initial registered office of the Corporation is 2265 Lee Road, Suite 117, Winter Park, Florida 32789, and the name of the initial registered agent of the Corporation at that address is RICHARD SPICE WHEELER, ESQ..

ARTICLE VI
INITIAL BOARD OF DIRECTORS

The Corporation shall have an initial Board of Directors consisting of one (1) Director. The number of Directors may be either increased or decreased from time to time by the by-laws. However, there shall never be less than one (1) Director nor more than five (5) Directors.

ARTICLE VII
INCORPORATORS

The name and address of the Incorporator signing these Articles is RICHARD S. WHEELER, ESQ., 2265 Lee Road, Suite 117, Winter Park, Florida 32789.

ARTICLE VIII
INDEMNIFICATION

The Corporation shall indemnify any officer, director or employee (or any former officer, director or employee) of the Corporation to the fullest extent permitted by law.

ARTICLE IX
AMENDMENT

The Corporation reserves the right to amend or repeal any provision of these Articles of Incorporation, or any amendment hereto, by a majority vote of the Board of Directors, and any right conferred upon the shareholders is subject to this reservation.

IN WITNESS WHEREOF, the undersigned Incorporator has signed these Articles of Incorporation on this 12th day of December, 2006.

Richard S. Wheeler, as Incorporator

CERTIFICATE DESIGNATING REGISTERED AGENT AND PLACE OF BUSINESS OR DOMICILE FOR SERVICE OF PROCESS WITHIN FLORIDA, AND ACCEPTANCE OF AGENT UPON WHOM PROCESS MAY BE SERVED

In compliance with Sections 48.091 and 607.034, Florida Statutes, the following is submitted;

MARKHAM WOODS PRESS PUBLISHING CO., INC., desiring to organize or qualify under the laws of the State of Florida, with its principal place of business located at 2265 Lee Road, Suite 117, Winter Park, FL 32789, has named RICHARD S. WHEELER, ESQ., located at 2265 Lee Road, Suite 117, Winter Park, Florida 32789, as its agent to accept service of process within the State of Florida.

Dated this 12th day of December, 2006.

[signature]

Richard S. Wheeler, as Incorporator

Having been named the agent to accept service of process for the above corporation, at the place designated in this certificate, I hereby agree to act in this capacity and I further agree to comply with the provisions of all statutes relative to the proper performance of my duties.

[signature]

Richard S. Wheeler, as Registered Agent

FILED
2006 DEC 15 PM 1:03
SECRETARY OF STATE
TALLAHASSEE, FLORIDA